EXHIBIT 10.1

STRATEGIC PARTNERSHIP AGREEMENT

This Strategic Partnership Agreement (“Agreement”), dated as of January 20, 2026 (the “Effective Date”), is entered into by and among USBC, INC., a Nevada corporation (“USBC”), VAST BANK, N.A., a national banking association (“Vast”, and together with USBC, “Vast/USBC”), and UPHOLD HQ INC., a South Carolina corporation (“Uphold”). USBC, Vast, and Uphold are each referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Parties entered into that certain Memorandum of Understanding dated October 22, 2025 (the “MOU”), which contemplated the Parties’ participation in a strategic relationship involving customers of Uphold (each, an “Uphold Customer”) participating in the tokenized deposit network operated by USBC (the “Network”), through which such Uphold Customers will access certain banking services provided by Vast (the “Program”);

WHEREAS, the Parties desire to enter into a strategic partnership that will combine efforts and utilize the strengths of all Parties to support the rapid expansion and User adoption of the Network;

WHEREAS, the Parties intend that the MOU will be terminated upon execution of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises of the Parties and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties agree as follows intending to be legally bound:

AGREEMENT

1.	Definitions; Rules of Construction

a.	Definitions. Capitalized terms used in this Agreement shall have the meanings given to such terms in this Agreement or as otherwise defined in Schedule A (Definitions).

b.	Rules of Construction. As used herein:

i.	The singular includes the plural, and the plural includes the singular;

ii.	The terms “include” and “including” are meant to be illustrative and not exclusive, and shall be deemed to mean “include without limitation” or “including without limitation;”

iii.	The word “or” is disjunctive, but not necessarily exclusive, except where clearly indicated by the context, and the word “and” is conjunctive only;

iv.

All references to “herein,” “hereunder,” “hereinabove,” or like words shall refer to this Agreement as a whole (including its Schedules, Addenda, and Exhibits) and not to any particular section, subsection, or clause contained in this Agreement, unless the context clearly indicates to the contrary (for example, where a particular Section, Schedule, Addendum, or Exhibit is the intended reference);

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v.

Where specific language is used to clarify or illustrate by example a general statement contained herein, such specific language shall not be deemed to modify, limit, or restrict the construction of the general statement which is being clarified or illustrated;

vi.	References to “written” or “in writing” include in electronic form;

vii.

Any reference made in this Agreement to a statute or statutory provision shall mean such statute or statutory provision as it has been amended through the date as of which the particular portion of this Agreement is to take effect, or to any successor statute or statutory provision relating to the same subject as the statutory provision so referred to in this Agreement, and to any then applicable rules or regulations promulgated thereunder, unless otherwise provided;

viii.	References to “days” mean calendar days unless otherwise indicated through the use of the phrase “Business Day;”

ix.

Any (A) Article, Section, Subsection, Paragraph, or Subparagraph headings, and (B) captions, headers and footers contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement;

x.

Unless the context otherwise requires or unless otherwise provided herein, all references in this Agreement to a particular agreement, instrument, or document includes any permitted modifications, supplements, amendments, and replacements also of such agreement, instrument, or document; and

xi.	References to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day.

2.	Scope of Program

a.	The Parties acknowledge and agree that the Program shall be governed by this Agreement

b.

 The Parties further acknowledge and agree that the USBC Network Rules (the “Rules”) are currently under development and, once finalized and agreed to by each of the Parties, the Rules shall be deemed incorporated into this Agreement by reference.

c.	The Parties acknowledge and agree that the Parties will occupy the following roles under this Agreement:

i.	USBC will be the Operator of the Network.

ii.	Vast will be an Issuer under the Network.

iii.

 Uphold will operate both as (A) a Developer under the Rules with respect to the integration of the Uphold platform (the “Uphold Platform”) with the Network and the referral of Uphold Customers to Vast and USBC for purposes of Network participation (the “Developer Services”); and (B) a Network Service Provider under the Rules with respect to the Uphold services made available to all Network users (the “Uphold Services”), including but not limited to Uphold Customers (each, a “User”).

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d.

 The Parties acknowledge and agree that any banking services provided by Vast to Uphold Customers in connection with the Program described herein shall be subject to this Agreement and any account terms and conditions related to the User USBC Account as established by Vast (the “Vast Terms and Conditions”).  Vast further acknowledges and agrees that Vast shall provide at least thirty (30) days’ written notice to Uphold, Uphold Customers and USBC prior to any modifications to the Vast Terms and Conditions or any fees assessed by Vast in connection with Vast’s provision of the User USBC Account.

e.	The Parties agree that the Non-Binding MOU shall be terminated in its entirety as of the Effective Date.

f.

 Vast and Uphold agree to negotiate in good faith a banking services agreement (the “Banking Services Agreement”) setting out pricing, service levels, program controls, permitted use cases and compliance responsibilities.  For the avoidance of doubt, the Banking Services Agreement will govern any banking services to be provided by Vast to Uphold outside of the Program.

g.	Conflicts.

i.	In the event of conflict between this Agreement and Applicable Law, Applicable Law shall govern.

ii.

In the event of conflict between this Agreement and any agreement between Uphold and an Uphold Customer with respect to the Program described herein, this Agreement shall control with respect to the subject matter hereof.

iii.

In the event of conflict between this Agreement and the pilot agreement, dated December 15, 2025, entered into by and among the Parties (the “Pilot Agreement”), the Pilot Agreement shall control solely with respect to payment of any Revenue Share.

3.	Integration, Promotion, Marketing.

a.

 The Parties agree to cooperate in good faith to promote and market the Program to potential Users in accordance with Applicable law and this Agreement.  The Parties further agree to comply with any marketing guidelines established by Vast with respect to any marketing activity that references Vast or Vast’s services.

b.	No Party may issue any press release regarding this Agreement without the prior written consent of all Parties, except as required by Applicable Law or any Governmental Authority.

4.	Bank and Uphold Customers.

a.

No Fees Charged to Uphold Customers. Subject to the terms and conditions of this Agreement, Vast agrees that it shall not charge any fees, expenses, or other amounts directly to Uphold’s and Vast’s shared, end customers in connection with the banking services provided by Vast pursuant to this Agreement, including but not limited to account maintenance, transaction processing, or other customary banking services provided to such customers (collectively, the “Customer Services”).

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b.

Compensating Deposit. In consideration for Vast’s agreement under Section (a), Uphold shall, for the initial twelve (12) month period following the Effective Date, maintain on deposit with Vast an aggregate balance of Three Million Dollars (US $3,000,000) (the “Compensating Deposit”) in one or more deposit accounts designated by Vast. The parties acknowledge and agree that Vast may earn interest or other yield on the Compensating Deposit, which the parties intend to be sufficient, in the aggregate, to offset the anticipated costs to Vast of providing the Customer Services during such period.

c.

No Guaranteed Yield. For clarity, Vast makes no representation or warranty regarding the amount of yield that may be earned on the Compensating Deposit, and Uphold acknowledges that the Compensating Deposit is not a fee, prepayment, or minimum revenue commitment, but rather a commercial accommodation supporting the overall economics of this Agreement.

d.

Annual Economic Review. The parties agree to meet in good faith no less than annually (and more frequently upon mutual agreement) to review and reassess the economic arrangements contemplated by this Section, including the scope of Customer Services, Vast’s anticipated costs, the amount of the Compensating Deposit, prevailing interest rate conditions, and any other relevant commercial factors. Following such review, the parties may mutually agree in writing to adjust the Compensating Deposit amount, service scope, or other economic terms; provided, however, that no modification shall be effective unless agreed to in writing by both parties.

e.

Survival and Continuation. Unless otherwise agreed in writing following an annual review, the fee waiver described in Section (a) shall remain in effect, and the Compensating Deposit requirement shall continue on the terms set forth herein, subject to any termination rights under this Agreement.

5.	Revenue Share and Commercial Arrangement.

a.

Appointment as Revenue Share Agent.Vast and Uphold hereby appoints USBC to act as their exclusive agent for the purpose of compiling and publishing a report on Tokenized Deposit Balances, calculating the Revenue Share in accordance with this Agreement and providing the Revenue Share Statement to the Parties to enable the payment of the Revenue Share. USBC accepts such appointment on the terms set forth in this Agreement.

b.

Revenue Share. In exchange for the performance of the Parties’ respective obligations as set forth in this Agreement, each Party shall be entitled to a proportionate revenue share (the “Revenue Share”) as set forth in ScheduleB (Revenue Share). The Parties agree that the terms of the Revenue Share, including, but not limited to (i) calculation of the Revenue Share, (ii) the generation of written reports detailing the Revenue Share, and (iii) the timing of payment obligations, shall be set forth in Schedule B (Revenue Share). The Parties further acknowledge and agree that the Revenue Share may be modified from time to time upon mutual written agreement between the Parties and any such writing shall be considered an update to ScheduleB (Revenue Share).

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c.

Regulatory Requirements. The Parties acknowledge that Vast is subject to requirements under Applicable Law, including with respect to capital liquidity. If at any time, Vast determines in its reasonable discretion that the payment of the Revenue Share would cause Vast to violate Applicable Law, the Parties shall cooperate in good faith to adjust the Revenue Share calculation as may be necessary to remedy the violation.

6.	Expenses

a.

Except as otherwise provided in Schedule C (Expenses), each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf, or assessed against it or on its behalf, in performing its obligations under this Agreement.

7.	Exclusivity

a.

Beginning on the first date of the commercial launch of the Program to the general public on the Uphold Platform (the “General Launch”) and continuing until the termination of this Agreement, Uphold will make Vast and USBC its exclusive partners for tokenized deposit offerings, and will not market, endorse or permit any Uphold Customer to participate in any directly competitive offering other than the Program via the Uphold platform. For the avoidance of doubt, Uphold may utilize other banking partners for both operational and customer USD accounts. For the same period of time, Vast and USBC will each make Uphold its exclusive “crypto‑trading platform developer partner” for the USBC tokenized deposit program (the “Exclusivity”) in the jurisdictions where Uphold is licensed or otherwise permitted to provide Market Maker Services. For the avoidance of doubt, Uphold’s status as the exclusive “crypto-trading platform developer partner” for the USBC tokenized deposit program shall mean that neither Vast nor USBC shall partner with or authorize any third party to use any cryptoasset exchange, dealer, or market other than Uphold to act as a market maker or exchanger for the USBC tokenized deposit program. Nothing in this Agreement shall limit USBC or Vast’s ability to onboard partners in addition to Uphold to provide Developer Services (a “Developer Partner”). Uphold and USBC shall make reasonable efforts to evaluate future Developer Partners to ensure the best interests of the Parties.

8.	Compliance

a.	Each Party will comply with all Applicable Laws and this Agreement in connection with the Program.

b.	Each Party will reasonably cooperate with the other in responding to inquiries from Governmental Authorities regarding the Program.

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9.	Intellectual Property.

a.

 Each Party grants each of the other Parties a limited, non-exclusive and revocable license to use its name and marks solely to perform under this Agreement, subject to prior written approval of specific uses.

b.	All intellectual property will remain with the owning party. Nothing in this Agreement will be construed to grant any implied licenses to any Party.

10.

Confidentiality. Each Party will keep confidential the terms of this Agreement and any non-public information received from the other, using at least the same degree of care it uses to protect its own confidential information, and not less than a reasonable standard of care, except as required by Applicable Law, regulation or Governmental Authority. The confidentiality obligations set forth in this Section 9 will survive for five (5) years (or longer for trade secrets, while such information remains trade secrets).

11.

Data Protection and Security. Each party will (a) implement and maintain appropriate administrative, technical and physical safeguards for personal data and systems it controls; (b) execute a mutually acceptable data protection agreement (including cross-border transfer mechanisms as applicable); and (c) promptly notify the other Parties of material security incidents affecting the any Party’s obligations under this Agreement.

12.

Mutual Audit Rights. The Parties acknowledge and agree that each Party shall have audit rights with respect to the books and records of the other Party’s and such Party’s critical third-party service providers solely to assess such Party’s compliance with its respective obligations under this Agreement. For purposes of this Agreement, “critical third-party service provider” means a third-party service provider whose failure would materially impact such Party’s operations, continuity of services, financial accuracy, information security, ability to meet governance or disclosure obligations, or ability to meet its obligations under this Agreement.

13.

Cooperation.The Parties acknowledge and understand that each Party is participating in the pilot program pursuant to the Pilot Agreement (the “Pilot Program”). Following the termination of the Pilot Program, the Parties hereby agree to continue collaborating in good faith to achieve the General Launch.

14.	Representations and Warranties.

a.

Each Party represents and warrants as of the Effective Date and throughout the Term of this Agreement that (i) the Party is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization; (ii) the signing of this Agreement on its behalf has been duly authorized in accordance with its chartering instruments; (iii) neither the Party nor any of its directors or officers is a Sanctions Target; (iv) it has all necessary power and authority and all approvals necessary to carry on its business and to execute, deliver, and perform its obligations under this Agreement; (v) it is not subject to any agreement with any Governmental Authority that would prevent the consummation of the transactions contemplated by this Agreement; (vi) no litigation, arbitration, or administrative proceedings of or before any court, arbitral body or Governmental Authority which, adversely determined, could reasonably be expected to have a material adverse effect on it or its Affiliates’ ability to perform under this Agreement have been commenced or, to its knowledge, threatened and (vii) as of the Effective Date, it has all permits and approvals necessary to participate in the Program as set forth hereunder (including, with respect to Uphold, provision of the Developer Services and the Market Maker Services).

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15.	Limitation of Liability; Indemnification; Disclaimers

a.	Limitation of Liability.

i.

NONE OF THE PARTIES, NOR THEIR RESPECTIVE SUBSIDIARIES, PARENTS, OR AFFILIATES SHALL BE LIABLE TO THE OTHER PARTIES OR THEIR RESPECTIVE SUBSIDIARIES, PARENTS, OR AFFILIATES, WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE, FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE, OR EXEMPLARY DAMAGES, OR LOST PROFITS (EVEN IF SUCH DAMAGES ARE FORESEEABLE, AND WHETHER OR NOT ANY PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM OR RELATING TO THIS AGREEMENT.

ii.

EXCEPT AS PROVIDED IN SECTION 12(A)(III), THE CUMULATIVE LIABILITY OF A PARTY AND ITS AFFILIATES TO THE OTHER PARTY AND ITS AFFILIATES SHALL NOT UNDER ANY CIRCUMSTANCES EXCEED ONE HUNDRED THOUSAND DOLLARS ($100,000).

iii.

The limitations contained in Section 12(a)(ii) shall not apply to any damages arising out of a Party’s violation of or failure to comply with Applicable Law; provided, however, that to the extent arising out of a Party’s violation of or failure to comply with Applicable Law, damages shall be deemed direct damages and therefore not limited pursuant to Section 13(a)(ii) if associated with (i) identifying and negotiating with a successor partner for the Program, (ii) providing Customers notice of changes to the Program; (iii) rebranding the Program, (iv) integrating with the successor partner; or (v) legal costs.

b.	Indemnification.

i.

Scope of Indemnity. Each Party (the “Indemnifying Party”) will indemnify, defend, and hold harmless the other Party, its Affiliates, and their respective officers, directors, employees, agents, and permitted assigns (the “Indemnified Parties”), from any and all liability, damages, costs, or expenses, including reasonable legal fees and expenses, for any third party claim or demand (“Claim”), including any fees or penalties assessed by any Regulatory Authority, arising out of or related to: (A) breach of any representation, warranty, covenant, or obligation set forth in this Agreement (which shall include a breach by a Party’s Service Provider to the extent such Service Provider provides services in connection with the Program, including the provision of any Program Functionality); (B) gross negligence, fraud, or willful misconduct by the Indemnifying Party, its Affiliates, and/or their respective officers, directors, employees, contractors, or representatives; (C) any actions taken by the Indemnified Parties in accordance with written instructions provided by the Indemnifying Party or its agents; (D) obligations (including obligations owed to a Customer) owed by the Indemnifying Party or any third party retained by it; (E) such Party’s or such Party’s principals’, officers’, directors’, employees’, service providers’, or agents’ criminal acts; or (F) a Data Breach.

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ii.

Indemnity Procedures. To claim any indemnity provided in or otherwise available to a Party in connection with this Agreement, the Indemnified Party shall (A) provide written notice of the Claim as soon as reasonably possible, (B) tender the defense thereof to the Indemnifying Party; (C) use reasonable efforts to mitigate the loss or amount of the Claim; (D) refrain from admitting any liability or settling any Claim without the prior written consent of the Indemnifying Party; and (E) provide, at its own expense, reasonable cooperation in the defense or settlement of such Claim. The Indemnified Party may participate in the defense of such Claim through its own counsel, but the fees and expenses of such counsel will be paid by the Indemnified Party unless: (1) the Indemnifying Party agrees specifically to pay such fees or expenses; (2) the Indemnifying Party fails to assume the defense of such proceeding or to employ counsel reasonably satisfactory to the Indemnified Party; or (3) the named parties to any such proceeding include all Parties to this Agreement, and the Indemnified Party is advised by counsel that representation of all Parties by the same counsel would be inappropriate under applicable standards of professional conduct. The Indemnifying Party shall not agree to any settlement or compromise of the Claim to the extent that it requires any remedy other than the payment of money (including an admission of culpability on the part of the Indemnified Party) or agree to any settlement (monetary or otherwise) that does not discharge all Persons included in the Indemnified Party from all Claims asserted against them by the claimant without the prior written consent of the Indemnified Party. The Indemnified Party shall not unreasonably withhold or delay such consent.

16.	Term and Termination.

a.

 Term.  This Agreement will commence on the Effective Date and will continue for a period of one (1) year from the General Launch (the “Initial Term”). This Agreement shall automatically be extended for successive one (1) year terms (each a “Renewal Term”) unless a Party notifies the other Party in writing of its intent not to renew no fewer than ninety (90) days prior to the end of the Initial Term or then-current Renewal Term The Initial Term and any Renewal Terms are collectively called the “Term.”

b.	Termination. A Party may terminate this Agreement immediately (except with respect to Section 13(a)(i)) upon notice:

i.

If the other Party materially breaches any of its representations, warranties, or covenants under this Agreement and such breach is not remedied within thirty (30) days after written notice is given to the Party identifying the matter or circumstances constituting the breach;

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ii.

If the other Party makes an assignment for the benefit of its creditors, files a petition in bankruptcy or has such a petition filed against it, is adjudicated insolvent or bankrupt, files a petition or applies to any tribunal for any receiver, trustee, liquidator, or sequestrator of any substantial portion of its property, commences any proceeding under any law or statute of any jurisdiction respecting insolvency, bankruptcy, reorganization, arrangement, or readjustment of debt, dissolution, winding-up, composition, or liquidation, or if any receiver, trustee, liquidator, or sequestrator of any substantial portion of its property is appointed, including by any Governmental Authority;

iii.	In the event of a Force Majeure Event; or

iv.	If such Party is directed in writing by any Governmental Authority to cease or materially limit performance of such Party’s obligations under this Agreement.

c.	Effect of Termination.

i.

Upon termination or expiration of this Agreement, each Party shall, as soon as commercially reasonable, pay to the other Party any amounts arising through the date of termination and owing to the other Parties. Notwithstanding the foregoing, the Parties agree to cooperate to transition or wind down the Program in accordance with Applicable Law and pursuant to the terms of this Agreement. Each Party acknowledges that the goals of any transition or wind-down are to benefit customers, including the Uphold Customers, by minimizing any possible burdens or confusion and to protect and enhance the reputation of the Parties. Subject to the terms of this Section 14(c), and unless otherwise required by Applicable Law or a Governmental Authority, upon the termination or expiration of this Agreement, the Parties to cooperate in good faith to transition or wind down the Program in a commercially reasonable manner within one hundred eighty (180) days from the date of termination, unless otherwise agreed to by the Parties in writing, to provide for an orderly transition or wind down. The Parties agree that the rights and obligations of the Parties applicable during the Wind-Down Period will apply with equal force and effect following the Wind-Down Period and shall continue for such time as the Parties continue to jointly offer services to existing Customers.

ii.

Each Party shall provide the other Party with prior written notice of all communications with Users and press releases, in each case regarding the termination of this Agreement and the Program for the other Party’s prior written approval (which approval shall not be unreasonably withheld, conditioned, or delayed); provided, that nothing in this Section 14(c) will be interpreted to prohibit a Party from sending notices to Customers required by Applicable Law or notifying Customers that they are able to convert balances to USD held on the Uphold Platform.

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17.	General Provisions.

a.

Notices. Unless otherwise agreed by the Parties in writing, all notices, requests, or other communications hereunder shall be in writing and shall be sent by receipted express courier service, or shall be personally delivered to each Party at the following addresses and numbers:

i.	If to Uphold: General Counsel, Uphold HQ, Inc., 530 5th Ave, 3rd Floor, New York, NY 10036 U.S.A., legal@uphold.com.

ii.	If to Vast: Jeff Pickryl, Chief Executive Officer, Vast Bank N.A., 101 N Elgin Ave, Tulsa, OK, 74120 U.S.A., Jeff.Pickryl@vast.bank.

iii.	If to USBC: Robert Gregory Kidd, Chairman and CEO, USBC, Inc., 300 E. 2nd Street, 15th Floor, Reno, NV 89501 U.S.A., legal@usbc.xyz.

Any such notice shall be deemed to have been given (if delivered by receipted courier service or personally) at the time of delivery; or, if sent by airmail, postage prepaid, on the third day after mailing.  The Parties may change such address by giving notice to the other Party in accordance with this Section 14(a).

b.

Assignment. No Party may transfer or assign this Agreement nor any of its rights or obligations hereunder (voluntarily, involuntarily, by operation of law or otherwise) without all other Parties’ prior written approval except (i) to an Affiliate in connection with an internal reorganization or (ii) as a result of an acquisition of all or substantially all of such Party’s assets.

c.

Delegation to Affiliate or Service Providers. A Party may delegate performance of any of its obligations under this Agreement to an Affiliate or Service Provider that performs the delegated functions for the Party. A Party remains fully responsible under this Agreement for the actions or omissions of an Affiliate or Service Provider as if done by the Party itself.

d.

Taxes. Each Party shall be liable for all sales, use, excise, value added, withholdings, taxes, duties, levies or tariffs or charges of any kind imposed by any federal, state or local governmental entity with respect to the net income recognized by such Party in connection with this Agreement. Each Party will properly document withholding, if legally required.

e.

Governing Law; Venue. This Agreement shall be governed by and construed in accordance with United States federal law and the laws of the State of Delaware without giving effect to the conflict of law principles thereof. In the event of any controversy or claim arising out of or in connection with any provision of this Agreement or the breach thereof, the Parties will first seek to resolve disputes through good faith executive negotiation prior to pursuing other remedies.

f.

Relationship of Parties. Nothing contained in this Agreement shall be construed as forming a partnership or creating a relationship of principal and agent between Uphold, Vast, and USBC or any Affiliates thereof. The Parties shall be independent contractors and none shall be considered to be an employee or agent of the other to any extent or for any purpose.

g.

Entire Agreement. This Agreement and all documents referenced herein constitute the entire agreement between the Parties regarding its subject matter and supersedes all prior agreements, letters of intent, agreements, correspondence, arrangements, and understandings between the Parties regarding its subject matter.

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h.	Survival. All provisions of this Agreement which by their nature extend beyond the expiration or termination of this Agreement including, Sections 4, 8, 9, 13, and 15.

i.

Successors and Third Parties. Except as otherwise set forth herein, this Agreement and the rights and obligations hereunder shall bind, and inure to the benefit of the Parties and their successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the Parties and their successors and permitted assigns, any of the rights hereunder.

j.	Amendment. Amendments to this Agreement shall be made only in writing signed by all Parties.

k.

Remedies. Except as expressly provided with respect to certain remedies, no remedy provided in this Agreement is intended to be exclusive of any other remedy, and all remedies will be cumulative and will be in addition to every other remedy given hereunder, now or hereafter existing at law or in equity or by statute or otherwise.

l.

Severability. In the event that it is determined by a court of competent jurisdiction that any provision of this Agreement is invalid, illegal, or otherwise unenforceable, such provision will be enforced as nearly as possible in accordance with the stated intention of the Parties, while the remainder of this Agreement will remain in full force and effect and bind the Parties according to its terms. To the extent any provision cannot be enforced in accordance with the stated intentions of the Parties, such provisions will be deemed not to be a part of this Agreement and the remaining provisions shall be given effect so as to achieve as closely as possible the Parties’ intent.

m.

Waivers. No waiver of any right under this Agreement will be effective unless in writing and signed by an authorized representative of the Party against whom the waiver is sought to be enforced. The failure by either Party to insist upon strict performance of any of the provisions contained in this Agreement shall in no way constitute a waiver of its rights as set forth in this Agreement, at law or in equity, or a waiver of any other provisions or subsequent default by any other Party in the performance of or compliance with any of the terms and conditions set forth in this Agreement.

n.

Drafting. Each Party: (a) acknowledges and agrees that they fully participated in the drafting of this Agreement and, in the event that any dispute arises with respect to the interpretation of this Agreement, no presumption shall arise that any one Party drafted this Agreement; and (b) represents and warrants to the other Party that they have thoroughly reviewed this Agreement, understand and agree to undertake all of their obligations hereunder, and have obtained qualified independent legal advice with respect to the foregoing.

o.

Counterparts. This Agreement may be executed and then delivered via the sending of PDF or other copies thereof via email and in one or more counterparts, each of which shall be an original but all of which taken together shall constitute one and the same Agreement.

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UPHOLD HQ INC.

By:	/s/ Robin O’Connell
Name:	Robin O’Connell
Title:	CEO, Enterprise

VAST BANK, N.A.

By:	/s/ Jeff Pickryl
Name:	Jeff Pickryl
Title:	Chairman & CEO

USBC, INC.

By:	/s/ Kitty Payne
Name:	Kitty Payne
Title:	Chief Financial Officer

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Schedule A

Definitions

1.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

2.

“Applicable Law” means applicable law, regulation, rule, and other legal requirements including, but not limited to, laws and regulations regarding banking, financial institutions, payment systems, foreign currency exchange, money transmission, anti-money laundering, anti-terrorist financing, sanctions (such as, but not limited to, those administered by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the Australian Government’s Government of Foreign Affairs and Trade (“DFAT”), HM Treasury’s Office of Financial Sanctions Implementation (“OFSI”), the European Commission, or the United Nations), privacy and security, consumer protection, and trademarks and copyright for each jurisdiction in which the Participant operates.

3.	“Data Breach” shall mean any actual or suspected unauthorized access to, use, or disclosure of User Confidential Information in the custody or control of the impacted Party.

4.	“Developer” means a third party that refers its customers to become Users.

5.

“Governmental Authority” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether foreign, federal, state or local, or any self-regulatory organization, agency, instrumentality or authority, or any court or arbitrator (public or private).

6.	“Issuer” means a financial institution that issues User USBC Account to, and holds the underlying deposits on behalf of, each User.

7.	“Network Service Provider” means a type of third-party service provider that provides services that are material to the network.

8.	“Operator” means the entity that operates the Network to enable participants on the Network to access and use the User USBC Account issued by Issuers.

9.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, association or other similar entity, whether or not a legal entity.

10.

“Sanctions Target” means any Person: (i) that is the subject or target of any Sanctions; (ii) named in any Sanctions-related list maintained by OFAC, the U.S. Department of State, the U.S. Department of Commerce or the U.S. Department of the Treasury, including the OFAC list of “Specially Designated Nationals and Blocked Persons,” or any similar list maintained by the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant Governmental Authority; (iii) located, organized or resident in a country, territory or geographical region which is itself the subject or target of any territory-wide Sanctions (including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea, Syria and, prior to January 17, 2017, Sudan) (a “Sanctioned Jurisdiction”) or (iv) owned or controlled by any such Person or Persons described in the foregoing clauses (i)-(iii).

11.	“Service Provider” means a third party engaged by a Party to assist in the performance of such Party’s performance of its obligations related to the Network.

12.	“User Platform” means a website or mobile app maintained by a Developer through which Users can access the Network.

13.	“User USBC Account” means a demand deposit account at Vast held in the name of the User.

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Schedule B

Revenue Share

1. General.

The revenue share (the “Revenue Share”) shall be comprised of the following:

(a) the revenue attributable to Tokenized Deposit Balances (the “Deposit Revenue”); and

(b) any other revenue element associated with a business activity mutually agreed to in writing by the Parties (each, a “Revenue Share Vertical”).

Revenue Share Verticals may include, without limitation, activities related to: (i) lending activities funded by cash proceeds attributable to Tokenized Deposit Balances; (ii) debit or prepaid card programs linked to Uphold Customers’ USBC User Accounts; and/or (iii) the exchange or use of tokenized deposits in connection with other digital asset transactions.

Each Revenue Share Vertical shall be separately described in sub-schedules to this Schedule B.

2. Revenue Share Statements.

Within seven (7) Business Days following the end of each calendar month, Vast shall provide USBC with a statement setting forth:

(a) the average daily balance of Uphold Customers’ tokenized deposits held in USBC User Accounts for such month (the “Tokenized Deposit Balances”); and

(b) such additional information reasonably necessary to illustrate the calculation of Deposit Revenue.

Within seven (7) Business Days following receipt thereof, USBC shall prepare and deliver a statement reflecting the calculation and allocation of Revenue Share among the Parties (the “Revenue Share Statement”).

3. Statement Disputes.

Each Party shall have thirty (30) calendar days following receipt of a Revenue Share Statement to provide written notice of any dispute regarding amounts reflected therein. Undisputed amounts shall remain payable in accordance with this Schedule.

4. Payment Timing and Method.

Within thirty (30) calendar days following receipt of a Revenue Share Statement, Vast shall pay all undisputed Revenue Share amounts by intrabank transfer to the applicable USBC User Accounts. Vast may net amounts owed between the Parties prior to payment.

5. Audit Rights.

Upon at least ten (10) Business Days’ prior written notice, and no more than twice per calendar year, each Party may review supporting records reasonably necessary to verify compliance with this Schedule. All audits shall be subject to the Confidentiality and Dispute Resolution provisions of the Agreement.

6. Auditable Program Costs.

“Auditable Program Costs” means the reasonable, documented expenses incurred by USBC in operating and supporting the Tokenized Deposit Network, as mutually agreed by the Parties.

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Schedule B-1

Revenue Share for Tokenized Deposit Balances

1. Determination of Deposit Revenue.

(a) Bank Discretion Over Asset Allocation; Cash-Only Lending.

Vast shall have sole discretion, exercised in a commercially reasonable manner and subject to applicable law and regulatory requirements, to allocate cash proceeds attributable to Tokenized Deposit Balances among the following categories:

(i) cash loans originated and held by Vast using cash proceeds, and not involving the lending, transfer, pledge, or encumbrance of any tokenized deposit, digital asset, or cryptographic token; (ii) cash and cash equivalents (including IntraFi sweep deposits); and (iii) other permissible investments held by Vast in its ordinary course of business.

For the avoidance of doubt, Tokenized Deposit Balances and any associated digital representations or tokens are not, and shall not be, loaned, rehypothecated, transferred, pledged, or otherwise encumbered, and all lending activity contemplated by this Exhibit B shall be conducted solely in fiat currency on Vast’s balance sheet.

(b) Deposit Revenue Calculation (Non-NIM Based).

Deposit Revenue shall not be based on net interest margin, Call Report metrics, or any regulatory accounting construct. Instead, Deposit Revenue shall be calculated monthly based on the anticipated yield attributable to each allocation category, as follows:

Loans (cash only): U.S. Prime Rate minus 125 basis points Investments: 5-Year U.S. Treasury rate minus 125 basis points Cash and cash equivalents / IntraFi sweep: applicable sweep or cash rate minus 75 basis points

The anticipated yield for each category shall be multiplied by the portion of Tokenized Deposit Balances allocated to such a category to determine total Deposit Revenue for the applicable period.

For clarity, the anticipated yield attributable to loans reflects interest income on cash loans funded from deposit proceeds and does not imply or permit any lending, staking, or use of tokenized deposits or digital assets.

(c) Minimum USBC-Funded Deposit Revenue Floor (Uphold).

USBC shall ensure that Uphold receives, in the aggregate, a minimum monthly revenue amount (the “Minimum Deposit Revenue Floor”) equal to the product of:

(i) the average Tokenized Deposit Balances attributable to Uphold Customers for such month (not to exceed US $100,000,000), multiplied by

(ii) a reference rate equal to the U.S. Prime Rate minus four hundred fifty (450) basis points,

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less the amount of Revenue Share otherwise payable to Uphold for such month under this Schedule B-1.

To the extent the Revenue Share otherwise payable to Uphold for any such month is less than the Minimum Deposit Revenue Floor, USBC shall pay the shortfall to Uphold from USBC’s own funds within the time period specified for Revenue Share payments under Schedule B.

For the avoidance of doubt, the Minimum Deposit Revenue Floor (A) shall be funded solely by USBC, (B) shall not constitute interest, yield, or other compensation on deposits paid by Vast, (C) shall not be deemed Deposit Revenue or derived from Vast’s balance sheet or asset allocation decisions, and (D) shall not limit Vast’s discretion or obligations under applicable law, including capital, liquidity, and safety and soundness requirements.

2. Allocation of Deposit Revenue Share.

(a) Vast / USBC Allocation by Year.

After deduction of agreed Auditable Program Costs, Deposit Revenue shall be allocated as follows:

Year 1: Vast 60%; USBC 40% Year 2: Vast 55%; USBC 45% Year 3 and thereafter: Vast 50%; USBC 50%

(b) USBC / Uphold Allocation.

USBC shall allocate fifty percent (50%) of its Deposit Revenue Share to Uphold, net of agreed Auditable Program Costs, in accordance with the Agreement.

3. Quarterly Review; Regulatory Protection.

Because asset allocations, interest rate environments, and regulatory requirements may vary over time, the Parties agree as follows:

(a) Quarterly Review. The Parties shall meet no less frequently than quarterly to review asset allocation assumptions, yield calculations, prevailing market and interest rate conditions, and Vast’s capital, liquidity, and other regulatory requirements.

(b) Good Faith Cooperation. The Parties shall cooperate in good faith to adjust yield assumptions, allocation methodologies, or other calculation inputs as reasonably necessary to ensure that Vast maintains sufficient income, capital adequacy, liquidity, and regulatory compliance to continue supporting the Tokenized Deposit Network.

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(c) No Guaranteed Economics. Nothing in this Exhibit B shall be construed to guarantee any minimum yield, revenue, or profitability to any Party, nor to require Vast to operate in a manner inconsistent with safe and sound banking practices or regulatory obligations.

(d) Written Amendments Required. Any modification to the calculation methodology or revenue allocation shall be effective only if agreed to in writing by all Parties.

4. Regulatory Cooperation; Brokered Deposits; Safety and Soundness.

(a) Brokered Deposit Cooperation. The Parties acknowledge that Tokenized Deposit Balances may be subject to analysis under applicable laws and regulations relating to brokered deposits. The Parties agree to cooperate in good faith to address, mitigate, or remediate any brokered deposit issues that may arise in connection with this Agreement, including by providing reasonable information, making operational or structural adjustments, and implementing commercially reasonable changes as may be necessary to support compliance with applicable regulatory requirements.

(b) Regulatory Feedback and Good Faith Revisions. In the event that any bank regulatory authority, including the FDIC, the OCC, or any applicable state or federal regulator, raises concerns to Vast regarding the structure, operation, economics, or risk profile of the Tokenized Deposit Network or the arrangements contemplated by this Exhibit B, the Parties agree to cooperate and negotiate in good faith to revise this Exhibit B or related provisions of the Agreement as reasonably necessary to address such concerns, provided that no amendment shall be effective unless agreed to in writing by all Parties.

(c) Regulated Bank Acknowledgment; Safe and Sound Operations.

The Parties acknowledge and agree that Vast is a heavily regulated banking institution subject to extensive supervisory, capital, liquidity, and safety and soundness requirements, and that the Tokenized Deposit Balances constitute deposit products offered by Vast. The Parties further acknowledge that compliance with applicable banking laws and regulatory expectations requires that Vast retain sufficient oversight, control, and discretion over the operation of the Tokenized Deposit Network. Accordingly, the Parties agree to cooperate in good faith to ensure that the arrangements contemplated by this Agreement are implemented and operated in a manner that supports Vast’s ability to operate in a safe and sound manner and in compliance with all applicable legal and regulatory requirements.

(d) Regulatory Priority. Notwithstanding anything to the contrary in this Agreement, compliance with applicable law, regulatory guidance, and supervisory expectations applicable to Vast shall take precedence over the commercial and economic arrangements set forth herein.

5. No Digital Asset Lending or Custody Risk. Nothing in this Agreement shall be construed to authorize Vast to engage in lending, staking, rehypothecation, or investment of any digital asset, token, or cryptographic representation; create any custody, safekeeping, or fiduciary obligation with respect to digital assets; or subject Tokenized Deposit Balances to any risk other than those applicable to traditional deposit accounts held at a federally regulated bank.

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Schedule C

Expenses

[To be provided.]

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